QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.4

PURCHASE AGREEMENT

BETWEEN

BNP PARIBAS LEASING CORPORATION

("BNPPLC")

AND

SPECIALTY LABORATORIES, INC.

("Specialty Laboratories")

March 26, 2002

(Santa Clarita, California)

	(F)	Permitted Transfers During Specialty Laboratories' Extended Remarketing Period	11
4.	Terms of Conveyance Upon Purchase		11
5.	Survival and Termination of the Rights and Obligations of Specialty Laboratories and BNPPLC		11
	(A)	Status of this Agreement Generally	11
	(B)	Election by Specialty Laboratories to Terminate the Supplemental Payment Obligation Prior to the Completion Date	12
	(C)	Automatic Termination of Specialty Laboratories' Rights	13
	(D)	Termination of Specialty Laboratories' Extended Remarketing Right to Permit a Sale by BNPPLC	13
	(E)	Payment Only to BNPPLC	14
	(F)	Preferences and Voidable Transfers	14
	(G)	Remedies Under the Other Operative Documents	14
	(H)	Provisions Concerning Condemnation	14
6.	[Intentionally Omitted].		14
7.	Return of Funds		14
8.	Certain Remedies Cumulative		15
9.	Attorneys' Fees and Legal Expenses		15
10.	Estoppel Certificate		15
11.	Successors and Assigns		15

Exhibits and Schedules

Exhibit A	Legal Description
Exhibit B	Requirements Re: Form of Assignment or Termination of Ground Lease
Exhibit B-1	Form of Assignment of Ground Lease and Improvements
Exhibit B-2	Form of Assignment of Ground Lease and Improvements
Exhibit B-3	Bill of Sale and Assignment
Exhibit B-4	Acknowledgment of Disclaimer of Representation and Warranties
Exhibit C	Secretary's Certificate
Exhibit D	FIRPTA Statement
Exhibit E	Grant of Repurchase Option and Restrictive Covenants Agreement
Exhibit F	Notice of Election to Terminate the Supplemental Payment Obligation

PURCHASE AGREEMENT

        This PURCHASE AGREEMENT (this "Agreement") is made and dated as of March 26, 2002 (the "Effective Date") by and between BNP PARIBAS LEASING CORPORATION, a Delaware corporation ("BNPPLC"), and SPECIALTY LABORATORIES, INC., a California corporation ("Specialty Laboratories").

RECITALS

        Contemporaneously with the execution of this Agreement, BNPPLC and Specialty Laboratories are executing a Common Definitions and Provisions Agreement dated as of the Effective Date (the "Common Definitions and Provisions Agreement"), which by this reference is incorporated into and made a part of this Agreement for all purposes. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.

        At the request of Specialty Laboratories and to facilitate the transaction contemplated in the other Operative Documents, pursuant to the Ground Lease, BNPPLC is acquiring a leasehold estate in the Land described in Exhibit A and any existing improvements thereon from Specialty Laboratories contemporaneously with the execution of this Agreement.

        Pursuant to the Construction Management Agreement, BNPPLC is agreeing to provide funding for the construction of new Improvements, which when completed will be leased by BNPPLC to Specialty Laboratories pursuant to the Lease. (As used herein, "Property" means (i) all of BNPPLC's interests, including those created by the Ground Lease, in the Land and in the Improvements and in all other real and personal property from time to time covered by the Lease and included within the "Property" as defined therein, and (ii) BNPPLC's interest in any Escrowed Proceeds yet to be applied as a Qualified Prepayment or to the cost of repairs to the Improvements or other property covered by the Lease; provided, however, for purposes of this Agreement, Property shall not include any condemnation or insurance proceeds included in Escrowed Proceeds as a result of any Pre-lease Force Majeure Event, nor shall it include any right to receive any such condemnation or insurance proceeds in the future.)

        Specialty Laboratories and BNPPLC have reached agreement upon the terms and conditions upon which Specialty Laboratories will purchase or arrange for the purchase of the Property, and by this Agreement they desire to evidence such agreement.

AGREEMENTS

1.    Additional definitions.    As used in this Agreement, capitalized terms defined above shall have the respective meanings assigned to them above; as indicated above, capitalized terms that are defined in the Common Definitions and Provisions Agreement and that are used but not defined herein shall have the respective meanings assigned to them in the Common Definitions and Provisions Agreement; and, the following terms shall have the following respective meanings:

    "97-1/Default (100%)" means an Event of Default that results from (A) a failure of Specialty Laboratories to make any payment required by any Operative Document, including any payment of Base Rent or any Supplemental Payment required by this Agreement on the Designated Sale Date, (B) any failure of Specialty Laboratories to use, maintain and insure the Property in accordance with the requirements of the Construction Management Agreement and the Lease, or (C) any breach by Specialty Laboratories of subparagraphs 1(A), 1(B), 1(C), 1(D) or 1(E) of the Closing Certificate or any breach by Specialty Laboratories of the Ground Lease. (Except for the impact upon the calculation of Specialty Laboratories' Maximum Remarketing Obligation as defined below, the characterization of any Event of Default as a 97-1/Default (100%) will not affect the rights or remedies available to BNPPLC because of the Event of Default.)

    "Applicable Purchaser" means any third party designated by Specialty Laboratories to purchase BNPPLC's interest in the Property as provided in this Agreement.

    "Applicable Sale" shall have the meaning indicated in subparagraph 3.(C).

    "Appraised Value" shall have the meaning indicated in subparagraph 5.(D)(3).

    "Balance of Unpaid Construction Period Losses" means, subject to the qualifications hereinafter set forth, an amount equal to the sum of:

    (1)
    the total Losses (if any), including Contingent Losses, that have been incurred or suffered by BNPPLC or other Interested Parties at any time and from time to time prior to the Completion Date by reason of, in connection with or arising out of (A) their ownership or alleged ownership of any interest in the Property or the payments required by the Operative Documents, (B) the use or operation of the Property, (C) the negotiation, administration or enforcement of the Operative Documents, (D) the making of Funding Advances, (E) the Construction Project, (F) the breach by Specialty Laboratories of this Agreement or any other Operative Document or any other document executed by Specialty Laboratories in connection herewith, (G) any failure of the Property or Specialty Laboratories itself to comply with Applicable Laws, (H) Permitted Encumbrances, (I) Hazardous Substance Activities, including those occurring prior to Effective Date, (J) any obligations of BNPPLC under the Ground Lease or the Closing Certificate, or (K) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever; plus

    (2)
    interest accruing at the Default Rate, compounded annually, on each payment of any such Losses by BNPPLC or any other Interested Party from the date such payment was made to the Designated Sale Date.

    For purposes of computing the Balance of Unpaid Construction Period Losses hereunder, Losses as described in clause (1) of this definition will include each reduction (if any) (i) in the Carrying Costs added to the Outstanding Construction Allowance as provided in the Construction Management Agreement, or (ii) in the Base Rent payable to BNPPLC as provided in the Lease, that results from Pre-lease Force Majeure Losses. In other words, the Losses described in clause (1) will include the amounts (if any) by which additional Carrying Costs and Base Rent would have accrued if Pre-lease Force Majeure Losses were not a factor in the formulas which are set forth in the Construction Management Agreement and in the Lease for calculating Carrying Costs and Base Rent, respectively.

    Notwithstanding the foregoing, however, none of the following will be included in the Balance of Unpaid Construction Period Losses: (i) costs paid by BNPPLC with the proceeds of the Initial Funding Advance as part of the Transaction Expenses; (ii) Losses paid or reimbursed from Construction Advances (including Impositions, insurance premiums and amounts paid by Specialty Laboratories prior to the Completion Date and reimbursed to it through Construction Advances made pursuant to the Construction Management Agreement, and also including costs and expenditures incurred or paid by or on behalf of BNPPLC after any Owner's Election to Continue Construction, to the extent that such costs and expenditures are considered to be Construction Advances as provided in the Construction Management Agreement); (iii) any other Losses which Specialty Laboratories has paid prior to the Designated Sale Date or for which Specialty Laboratories remains fully obligated to pay pursuant to the other Operative Documents (including Covered Construction Period Losses paid or payable by Specialty Laboratories pursuant to the Construction Management Agreement); and (iv) any decline in the value of the Property, including any such decline that is attributable solely to a Pre-lease Force Majeure Event and thus constitutes a Pre-lease Force Majeure Loss.

    Also, none of the following will be included in the Balance of Unpaid Construction Period Losses: (w) any costs or expenses incurred by any Interested Party (including BNPPLC or any transferee of BNPPLC) to accomplish any Permitted Transfers described in clauses (2) or (3) of the definition thereof in the Common Definitions and Provisions Agreement, (x) Excluded Taxes, (y) Losses incurred or suffered by any Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party, or (z) Losses incurred or suffered in connection with the execution of the Participation Agreement by Participants (or supplements making them parties thereto) or in connection with any negotiation or due diligence Participants may undertake before entering into the Participation Agreement.

    "Bona Fide Arrangement" shall have the meaning indicated in subparagraph 3.(C).

    "BNPPLC's Adjusted Investment in the Property" means BNPPLC's Gross Investment in the Property, less Pre-lease Force Majeure Losses (if any), calculated as of the Designated Sale Date.

    "BNPPLC's Gross Investment in the Property" means Stipulated Loss Value on the Designated Sale Date, plus any 97-10/Prepayments that have been deducted as Qualified Prepayments in the calculation of such Stipulated Loss Value.

    "Break Even Price" means an amount equal to:

    (1)
    Stipulated Loss Value on the Designated Sale Date, plus

    (2)
    all out-of-pocket costs and expenses (including any appraisal costs, withholding taxes (if any) not constituting Excluded Taxes, transfer taxes, Breakage Costs and Attorneys' Fees) incurred by BNPPLC in connection with any sale of BNPPLC's interests in the Property under this Agreement or in connection with collecting payments due hereunder, and plus

    (3)
    an amount equal to the Balance of Unpaid Construction Period Losses, less

    (4)
    the aggregate amounts (if any) of Direct Payments to Participants and Deposit Taker Losses.

    If, however, the Balance of Unpaid Construction Period Losses includes Contingent Losses, then for purposes of computing the Break Even Price applicable to any proposed sale on the Designated Sale Date, Specialty Laboratories may elect to exclude such Contingent Losses from the Break Even Price by providing to BNPPLC, for the benefit of BNPPLC and other Interested Parties, a written agreement to indemnify and defend BNPPLC and other Interested Parties against the excluded Losses. However, to be effective for purposes of reducing the Break Even Price, any such written indemnity must be fully executed and delivered by Specialty Laboratories on or prior to the Designated Sale Date, must include provisions comparable to subparagraphs 5(C)(ii), (iii), (iv) and (v) of the Lease and otherwise must be in form and substance reasonably satisfactory to BNPPLC.

    "Committed Price" shall have the meaning indicated in subparagraph 3.(B)(4).

    "Contingent Losses" means any Losses that consist of claims asserted against BNPPLC or another Interested Party prior to the Designated Sale Date, but that are not liquidated or paid on or prior to the Designated Sale Date. Any Contingent Losses included in the Unpaid Balance of Construction Period Losses, and thus which are relevant to the computation of the Break Even Price, will equal the sum as reasonably estimated by BNPPLC of (i) all Attorneys'

    Fees and other costs that will be incurred to defend against such claims, and (ii) the amount for which BNPPLC or the other Interested Party can settle or satisfy such claims.

    "Deemed Sale" shall have the meaning indicated in subparagraph 3.(C).

    "DSD Retention Election" shall have the meaning indicated in subparagraph 2.(A)(2)(a).

    "Extended Period Retention Election" shall have the meaning indicated in subparagraph 3.(C).

    "Final Sale Date" means the earlier of (1) the date upon which BNPPLC conveys the Property to consummate any sale of the Property to an Applicable Purchaser resulting from Specialty Laboratories' exercise of Specialty Laboratories' Extended Remarketing Right as described in subparagraph 3.(B); (2) if a Deemed Sale occurs as described in subparagraph 3.(C), the Proposed Sale Date upon which BNPPLC would have conveyed the Property to consummate a sale to an Applicable Purchaser but for BNPPLC's Extended Period Retention Election; or (3) the date upon which BNPPLC otherwise conveys the Property to consummate a sale, with respect to which (i) Specialty Laboratories' Extended Remarketing Right is terminated pursuant to subparagraph 5.(D) and (ii) sales proceeds are distributed by BNPPLC as described in subparagraph 3.(E).

    "Make Whole Amount" means the sum of the following:

    (1)
    the amount by which the Break Even Price on the Designated Sale Date exceeds any Supplemental Payment actually paid to BNPPLC on the Designated Sale Date, plus

    (2)
    interest on the amount described in the preceding clause (1) computed at the Default Rate for the period commencing on the Designated Sale Date and ending on the Final Sale Date, plus

    (3)
    all out-of-pocket costs and expenses (including Attorneys' Fees and withholding taxes [if any], other than Excluded Taxes) incurred by BNPPLC in connection with the sale of the Property, to the extent (if any) not already included in the Break Even Price, and plus

    (4)
    the sum of all Impositions, insurance premiums and other Losses suffered or incurred by BNPPLC or any other Interested Party with respect to the ownership, operation or maintenance of the Property after the Designated Sale Date, together with interest on such Impositions, insurance premiums and other Losses computed at the Default Rate from the date paid or incurred to the Final Sale Date.

    "Maximum Remarketing Obligation" means a dollar amount equal to the product of:

    (i)
    BNPPLC's Adjusted Investment in the Property, times

    (ii)
    100% minus the Residual Risk Percentage;

    provided, however, that (a) Specialty Laboratories itself shall not have elected to accelerate the Designated Sale Date as provided in clause (2) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement, and (b) no 97-1/Default (100%) shall have occurred on or be continuing on the Designated Sale Date. If Specialty Laboratories shall have elected to accelerate the Designated Sale Date as provided in clause (2) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement, then the Maximum Remarketing Obligation shall equal the full amount of the Break Even Price. If Specialty Laboratories shall have made no such election, but a 97-1/Default (100%) shall have occurred or be continuing on the Designated Sale Date, then the Maximum Remarketing Obligation shall equal BNPPLC's Adjusted Investment in the Property.

    "Must-Sell Price" means a price for the Property sufficient to generate sales proceeds that, when added to the reimbursement to Specialty Laboratories required of BNPPLC by clause (4) of subparagraph 3.(E) (i.e., that when added to the aggregate payments, if any, made by Specialty Laboratories to BNPPLC as a Supplemental Payment or as a 97-10/Prepayment), equal the Make Whole Amount.

    "Notice of Intent to Retain" shall have the meaning indicated in subparagraph 3.(C).

    "Notice of Sale" shall have the meaning indicated in subparagraph 3.(B)(4).

    "Proposed Sale Date" shall have the meaning indicated in subparagraph 3.(B).

    "Purchase Option" shall have the meaning indicated in subparagraph 2.(A)(1).

    "Sale Closing Documents" means the assignments and other documents that BNPPLC must tender pursuant to Paragraph 4 to consummate any sale of the Property pursuant to this Agreement.

    "Settle Up Date" shall have the meaning indicated in subparagraph 3.(C).

    "Specialty Laboratories' Extended Remarketing Period" means the thirty months following the Designated Sale Date.

    "Specialty Laboratories' Extended Remarketing Right" shall have the meaning indicated in subparagraph 3.(B).

    "Specialty Laboratories' Initial Remarketing Right" shall have the meaning indicated in subparagraph 2.(A)(2).

    "Specialty Laboratories' PA Obligations" means the obligations of Specialty Laboratories under this Agreement, including Specialty Laboratories' obligations to pay a Supplemental Payment as provided in subparagraph 2.(A)(3) and its obligation to pay any and all damages (whether direct or indirect, foreseen or unforeseen, general or special) that BNPPLC suffers because of any breach of this Agreement by Specialty Laboratories.

    "Specialty Laboratories' Target Price" means the highest cash purchase price that, according to Specialty Laboratories, should reasonably be expected for the Property during Specialty Laboratories' Extended Remarketing Period if Specialty Laboratories makes a reasonable marketing effort to sell the Property, as such price is set forth in a notice given by Specialty Laboratories to BNPPLC after the Designated Sale Date. Once established by any such notice, the amount of Specialty Laboratories' Target Price will not be increased, although nothing in this definition will be construed to prevent Specialty Laboratories from arranging a sale of the Property pursuant to this Agreement at a price higher than Specialty Laboratories' Target Price. After providing a notice of Specialty Laboratories' Target Price to BNPPLC, Specialty Laboratories may later decrease Specialty Laboratories' Target Price by another notice to BNPPLC; provided, however, that any such decrease is justified by a material adverse change in the condition of the Property (e.g., significant damage to the Property by fire or other casualty).

    "Supplemental Payment" shall have the meaning indicated in subparagraph 2.(A)(3).

    "Supplemental Payment Obligation" shall have the meaning indicated in subparagraph 2.(A)(3).

    "Third Party Price" shall have the meaning indicated in subparagraph 2.(A)(2)(a).

    "Voting Stock" of any Person means any shares of stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

2.    Specialty Laboratories' Options and Obligations on the Designated Sale Date.

        (A)    Right to Purchase; Initial Remarketing Right; Supplemental Payment Obligation.    Whether or not an Event of Default shall have occurred and be continuing, but subject to Paragraph 5 below:

          (1)  Specialty Laboratories shall have the right (the "Purchase Option") to purchase or cause an Affiliate of Specialty Laboratories to purchase the Property on the Designated Sale Date for a cash price equal to the Break Even Price.

          (2)  If neither Specialty Laboratories nor an Affiliate of Specialty Laboratories purchases the Property on the Designated Sale Date as provided in the preceding subparagraph 2.(A)(1), then Specialty Laboratories shall have the following rights (collectively, "Specialty Laboratories' Initial Remarketing Rights"):

            (a)  First, Specialty Laboratories shall have the right (but not the obligation) to designate a third party who is not an Affiliate of Specialty Laboratories as the Applicable Purchaser and to cause such Applicable Purchaser to purchase the Property on the Designated Sale Date for a cash price designated by Specialty Laboratories that Specialty Laboratories has determined in good faith to constitute reasonably equivalent value for the Property (the "Third Party Price"). If, however, the Break Even Price exceeds the sum of any Third Party Price actually tendered or to be tendered to BNPPLC by the Applicable Purchaser and any Supplemental Payment actually paid by Specialty Laboratories as described below, then BNPPLC may affirmatively elect to decline such tender from the Applicable Purchaser and to keep the Property rather than sell to the Applicable Purchaser pursuant to this subparagraph 2.(A)(2) (a "DSD Retention Election").

            (b)  Second, if Specialty Laboratories elects to cause and does cause an Applicable Purchaser who is not an Affiliate of Specialty Laboratories to purchase the Property on the Designated Sale Date and the cash proceeds actually received by BNPPLC as the purchase price from the Applicable Purchaser exceed the Break Even Price, then BNPPLC shall pay such excess to Specialty Laboratories or as otherwise required by Applicable Law.

          (3)  If for any reason whatsoever neither Specialty Laboratories nor an Applicable Purchaser pays to BNPPLC a net cash price for the Property on the Designated Sale Date equal to or in excess of the Break Even Price, then Specialty Laboratories shall have the obligation (the "Supplemental Payment Obligation") to pay to BNPPLC on the Designated Sale Date a supplemental payment (the "Supplemental Payment") equal to the lesser of:

            (a)  the amount by which the Break Even Price exceeds the net cash price (if any) actually received and retained by BNPPLC on the Designated Sale Date; or

            (b)  the Maximum Remarketing Obligation.

  Without limiting the generality of the foregoing, unless Specialty Laboratories makes an effective election to terminate the Supplemental Payment Obligation as provided in subparagraph 5.(B), Specialty Laboratories must pay the Supplemental Payment to BNPPLC even if BNPPLC does not sell the Property to Specialty Laboratories or an Applicable Purchaser on the Designated Sale Date because of (A) a DSD Retention Election, or (B) a failure of Specialty Laboratories to exercise, or decision by Specialty Laboratories not to exercise, the Purchase Option or Specialty Laboratories' Initial Remarketing Right. If any Supplemental Payment or other amount payable to BNPPLC pursuant to this subparagraph 2.(A) is not actually paid to BNPPLC on the Designated Sale Date, Specialty Laboratories shall also pay interest on the past due amount computed at the Default Rate from the Designated Sale Date. Specialty Laboratories acknowledges that it is undertaking the Supplemental Payment Obligation in consideration of the rights afforded to it by this Agreement, but that such obligation is not contingent upon any exercise by Specialty

  Laboratories of such rights or upon any purchase of the Property by Specialty Laboratories or an Applicable Purchaser.

        (B)    Designation of the Purchaser.    To give BNPPLC the opportunity before the Designated Sale Date to prepare the Sale Closing Documents, Specialty Laboratories must, by a notice to BNPPLC given at least ten days prior to the Designated Sale Date, specify irrevocably, unequivocally and with particularity any party who will purchase the Property because of Specialty Laboratories' exercise of its Purchase Option or of Specialty Laboratories' Initial Remarketing Right. If for any reason Specialty Laboratories fails to do so, BNPPLC shall be entitled to postpone the delivery of the Sale Closing Documents until a date after the Designated Sale Date and not more than twenty days after Specialty Laboratories finally does so specify a party, but such postponement will not relieve or postpone the obligation of Specialty Laboratories to make a Supplemental Payment on the Designated Sale Date as provided in subparagraph 2.(A)(3).

        (C)    Effect of the Purchase Option and Specialty Laboratories' Initial Remarketing Right on Subsequent Title Encumbrances.    Any conveyance of the Property to Specialty Laboratories or any Applicable Purchaser pursuant to subparagraph 2.(A) shall cut off and terminate any interest in the Improvements or other Property claimed by, through or under BNPPLC, including any interest claimed by the Participants and including any Liens Removable by BNPPLC (such as, but not limited to, any judgment liens established against the Property because of a judgment rendered against BNPPLC and any leasehold or other interests conveyed by BNPPLC in the ordinary course of BNPPLC's business), but not including personal obligations of Specialty Laboratories to BNPPLC under the Lease or other Operative Documents (including obligations arising under the indemnities therein). Anyone accepting or taking any interest in the Property through or under BNPPLC after the date of this Agreement shall acquire such interest subject to the Purchase Option and Specialty Laboratories' Initial Remarketing Right. Further, Specialty Laboratories and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNPPLC notwithstanding any prior conveyance or assignment by BNPPLC, voluntary or otherwise, of any right or interest in this Agreement or the Property, and neither Specialty Laboratories nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNPPLC; and any such payment to BNPPLC shall discharge the obligation of Specialty Laboratories to cause such payment to all Persons claiming an interest in such payment. Contemporaneously with the execution of this Agreement, the parties shall execute and record a memorandum of this Agreement for purposes of effecting constructive notice to all Persons of Specialty Laboratories' rights under this Agreement, including its rights under this subparagraph.

        (D)    Security for the Purchase Option and Specialty Laboratories' Initial Remarketing Right.    To secure BNPPLC's obligation to sell the Property pursuant to subparagraph 2.(A) and to pay any damages to Specialty Laboratories caused by a breach of such obligations, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPPLC, as debtor, BNPPLC does hereby grant to Specialty Laboratories a lien and security interest against all rights, title and interests of BNPPLC from time to time in and to the Improvements and other Property. Specialty Laboratories may enforce such lien and security interest judicially after any such breach by BNPPLC, but not otherwise.

        Contemporaneously with the execution of this Agreement, Specialty Laboratories and BNPPLC will execute a memorandum of this Agreement which is in recordable form and which specifically references the lien granted in this subparagraph, and Specialty Laboratories shall be entitled to record such memorandum at any time prior to the Designated Sale Date.

        (E)    Delivery of Books and Records If BNPPLC Retains the Property.    Unless Specialty Laboratories or its Affiliate or another Applicable Purchaser purchases the Property pursuant to subparagraph 2.(A), promptly after the Designated Sale Date Specialty Laboratories shall deliver to

BNPPLC copies of all plans and specifications for the Property prepared in connection with the construction contemplated by the Construction Management Agreement and the Lease, together with copies of all other books and records of Specialty Laboratories cross out which will be necessary or useful to any future owner's or occupant's use of the Property in the manner permitted by the Lease. (Specialty Laboratories may, however, redact the copies of its books and records delivered pursuant to this Paragraph as necessary to remove, delete or black out any "proprietary information," as defined in Paragraph 21 of the Lease, before delivering such copies to BNPPLC.)

3.    Specialty Laboratories' Rights and Options After the Designated Sale Date.

        (A)    Specialty Laboratories' Right to Buy During the 30 Days After the Designated Sale Date.    Even after a failure to pay any required Supplemental Payment on the Designated Sale Date, Specialty Laboratories may nonetheless tender (or cause an Applicable Purchaser to tender) to BNPPLC the full Break Even Price and all amounts then due under the Operative Documents, together with interest on the total Break Even Price computed at the Default Rate from the Designated Sale Date to the date of tender, on any Business Day within thirty days after the Designated Sale Date. If presented with such a tender within thirty days after the Designated Sale Date, BNPPLC must accept it and promptly thereafter deliver to Specialty Laboratories (or the Applicable Purchaser) the Sale Closing Documents listed in Paragraph 4 and any Escrowed Proceeds then constituting Property held by BNPPLC. Otherwise, BNPPLC shall have no obligation to convey the Property pursuant to this subparagraph.

        (B)    Specialty Laboratories' Extended Right to Remarket.    During Specialty Laboratories' Extended Remarketing Period, Specialty Laboratories shall have the right ("Specialty Laboratories' Extended Remarketing Right") to purchase or cause an Applicable Purchaser to purchase the Property. Specialty Laboratories' Extended Remarketing Right shall, however, be subject to all of the following conditions:

          (1)  The Property shall not have been sold on the Designated Sale Date as provided in Paragraph 2 or within the thirty days thereafter as provided in subparagraph 3.(A).

          (2)  Specialty Laboratories' Extended Remarketing Right shall not have been terminated pursuant to subparagraph 5.(C) because of Specialty Laboratories' failure to make any Supplemental Payment or 97-10/Prepayment.

          (3)  Specialty Laboratories' Extended Remarketing Right shall not have been terminated by BNPPLC pursuant to subparagraph 5.(D) to facilitate BNPPLC's sale of the Property to a third party as described in subparagraph 3.(D).

          (4)  Specialty Laboratories must provide a notice to BNPPLC (a "Notice of Sale") setting forth (i) the date proposed by Specialty Laboratories as the Final Sale Date (the "Proposed Sale Date"), which must be no sooner than thirty days after BNPPLC's receipt of the Notice of Sale and no later than the last Business Day of the Extended Remarketing Period, (ii) the full legal name of the purchaser (be it Specialty Laboratories or an Applicable Purchaser) and such other information as will be required to prepare the Sale Closing Documents, (iii) the amount of Specialty Laboratories' Target Price, if Specialty Laboratories has not previously notified BNPPLC of Specialty Laboratories' Target Price, and the cash price that will be tendered to BNPPLC for the Property (the "Committed Price"), and (iv) an affirmative, conspicuous statement as follows:

    IMPORTANT: This notice is intended as a "Notice of Sale" given to satisfy the conditions imposed by subparagraph 3.(B) of the Purchase Agreement dated as of March 26, 2002 between you and the undersigned. Because of this Notice of Sale, you may have important rights and elections under subparagraph 3.(C) of that Purchase Agreement, which you should review and discuss with counsel immediately following receipt of this notice.

          (5)  If the purchaser of the Property is to be Specialty Laboratories or an Affiliate of Specialty Laboratories, then the cash price to be paid to BNPPLC for the Property must be no less than the Must Sell Price, and the Proposed Sale Date must be no later than ninety days after the Designated Sale Date.

          (6)  If the purchaser of the Property is not to be Specialty Laboratories or an Affiliate of Specialty Laboratories, the Committed Price must be no less than Specialty Laboratories' Target Price. Also, if the cash price to be paid to BNPPLC is less than the Must Sell Price or the Proposed Sale Date is more than ninety days after the Designated Sale Date, both Specialty Laboratories and the Applicable Purchaser must execute and acknowledge a Grant of Repurchase Option and Restrictive Covenants Agreement in the form attached as Exhibit E for delivery with the other Sale Closing Documents upon the consummation of the sale.

        (C)    BNPPLC's Right to Decline to Sell for a Price Below the Must-Sell Price; Distribution of Deemed Sales Proceeds.

          (1)  Notwithstanding the foregoing, if Specialty Laboratories delivers a Notice of Sale specifying a Committed Price below the Must-Sell Price for any sale of the Property that Specialty Laboratories is attempting to arrange pursuant to subparagraph 3.(B), and with regard to which Specialty Laboratories can satisfy all the conditions listed in subparagraph 3.(B) (for purposes of this subparagraph 3.(C), the "Applicable Sale"), then:

            (I)  until the Final Sale Date, BNPPLC itself may continue to market the Property for sale at a price higher than the Committed Price; and

            (II)  BNPPLC may decline to convey its interest in the Property to the Applicable Purchaser on the Proposed Sale Date for the Applicable Sale, and by so doing BNPPLC will be considered to have made an affirmative election to keep the Property (an "Extended Period Retention Election").

          (2)  If Specialty Laboratories does satisfy all the conditions listed in subparagraph 3.(B) for any Applicable Sale, and yet BNPPLC makes an Extended Period Retention Election on the Proposed Sale Date for the Applicable Sale, Specialty Laboratories may qualify the Applicable Sale as a "Bona Fide Arrangement" (herein so called) by (i) notifying BNPPLC on the Proposed Sale Date that Specialty Laboratories will qualify the Applicable Sale as a Bona Fide Arrangement hereunder, and (ii) causing the Applicable Purchaser to tender the following to BNPPLC at a convenient location in Dallas, Texas, starting no later than three Business Days after the Proposed Sale Date for the Applicable Sale and continuing thereafter for a period of not less than ten Business Days:

            (a)  all Sale Closing Documents, properly completed and duly executed and acknowledged (where appropriate) on behalf of both the Applicable Purchaser and Specialty Laboratories, and ready for execution and acknowledgment on behalf of BNPPLC; and

            (b)  the full amount of the Committed Price for the Applicable Sale.

  No such tender will be effective to establish a Bona Fide Arrangement if it is made subject to any conditions other than the execution and acknowledgment (where appropriate) of the Sale Closing Documents on behalf of BNPPLC or if it is withdrawn before ten Business Days following the day upon which the tender was first made. Notwithstanding BNPPLC's prior Extended Period Retention Election, BNPPLC may accept any such tender at any time until it is withdrawn by notice to BNPPLC.

          (3)  If Specialty Laboratories qualifies an Applicable Sale as a Bona Fide Arrangement, but BNPPLC rejects the tender of the Committed Price and executed Sale Closing Documents made by the Applicable Purchaser, then BNPPLC will, for purposes of subparagraph 3.(E), be deemed to have sold the Property for a price equal to the Committed Price (a "Deemed Sale") as of the Final Sale Date for such Applicable Sale. The date upon which BNPPLC must make any payments to

  Specialty Laboratories required by subparagraph 3.(E) because of the Deemed Sale (the "Settle Up Date") will be the thirty days after the Final Sale Date for the Applicable Sale, unless BNPPLC elects to postpone the Settle Up Date. By notice to Specialty Laboratories BNPPLC may postpone the Settle Up Date one or more times to any Business Day that is prior to the expiration of Specialty Laboratories' Extended Remarketing Right and prior to any termination of Specialty Laboratories' Extended Remarketing Right by BNPPLC in connection with an actual sale of the Property as described subparagraph 5.(D) of this Agreement.

        (D)    BNPPLC's Right to Sell.    At any time more than thirty days after the Designated Sale Date, if the Property has not already been sold and conveyed by BNPPLC pursuant to Paragraph 2 or this Paragraph 3, BNPPLC shall have the right to sell the Property or offer the Property for sale to any third party on any terms believed to be appropriate by BNPPLC in its sole good faith business judgment. If, however, Specialty Laboratories' Extended Remarketing Right has not already been terminated or expired prior to the sale by BNPPLC, and if Specialty Laboratories' Extended Remarketing Right is not terminated by BNPPLC contemporaneously with the sale pursuant to subparagraph 5.(D) of this Agreement, then (as more particularly provided in subparagraph 3.(F)) Specialty Laboratories' Extended Remarketing Right will survive the sale by BNPPLC and the purchaser at the sale will take subject to Specialty Laboratories' Extended Remarketing Right. Without limiting the foregoing, any purchaser of the Property from BNPPLC that takes the Property subject to Specialty Laboratories' Extended Remarketing Right will be obligated to distribute proceeds of a subsequent sale of the Property as described in the next subparagraph in the same manner and to the same extent that BNPPLC itself would have been obligated if not for the sale by BNPPLC to the purchaser.

        (E)    Specialty Laboratories' Right to Share in Sales Proceeds Received By BNPPLC While Specialty Laboratories' Extended Remarketing Right Continues.    If BNPPLC completes any sale and conveyance of the Property (other than to Specialty Laboratories or an Affiliate of Specialty Laboratories) after the Designated Sale Date and before the termination or expiration of Specialty Laboratories' Extended Remarketing Right, then BNPPLC must, unless Specialty Laboratories' Extended Remarketing Right will survive the sale as described in the preceding subparagraph, apply the cash proceeds actually received by BNPPLC from the sale (regardless of whether the sale is arranged by Specialty Laboratories as provided in subparagraph 3.(B) or by BNPPLC itself) in the following order:

          (1)  first, to pay or reimburse to BNPPLC the out-of-pocket costs and expenses (including Attorneys' Fees and withholding taxes [if any], other than Excluded Taxes) incurred by BNPPLC in connection with the sale of the Property;

          (2)  second, to pay or reimburse to BNPPLC the Impositions, insurance premiums and other Losses suffered or incurred by BNPPLC with respect to the ownership, operation or maintenance of the Property after the Designated Sale Date, together with interest on such Impositions, insurance premiums and other Losses computed at the Default Rate from the date paid or incurred to the date reimbursed from sales proceeds;

          (3)  third, to pay to BNPPLC an amount equal to the difference, if any, computed by subtracting (i) the aggregate payments, if any, previously made by Specialty Laboratories to BNPPLC as a Supplemental Payment or as a 97-10/Prepayment, from (ii) BNPPLC's Adjusted Investment in the Property;

          (4)  fourth, to reimburse Specialty Laboratories for the aggregate payments, if any, previously made by Specialty Laboratories to BNPPLC as a Supplemental Payment or as a 97-10/Prepayment;

          (5)  fifth, to pay to BNPPLC an amount that, when added to all payments or reimbursements to BNPPLC described in the preceding clauses (1), (2) and (3), will equal the Make Whole Amount;

          (6)  sixth, to pay to BNPPLC any other amounts then due from Specialty Laboratories to BNPPLC under any of the Operative Documents; and

          (7)  seventh, if any such cash proceeds exceed all the payments and reimbursements that are required or may be required as described in the clauses (1) through (6) preceding, to pay the excess to Specialty Laboratories or as otherwise required by Applicable Law.

If, however, BNPPLC completes any sale and conveyance of the Property after Specialty Laboratories' Extended Remarketing Right expires or is terminated, BNPPLC will not be required by this subparagraph to share such proceeds with Specialty Laboratories or any other party.

        (F)    Permitted Transfers During Specialty Laboratories' Extended Remarketing Period.    Any "Permitted Transfer" described in clause (8) of the definition thereof in the Common Definitions and Provisions Agreement to an Affiliate of BNPPLC or that covers BNPPLC's entire interest in the Improvements will be made subject to Specialty Laboratories' Extended Remarketing Right if, at the time of the Permitted Transfer, Specialty Laboratories' Extended Remarketing Right has not already expired or been terminated as provided herein. Any other such Permitted Transfer described in clause (8) of the definition thereof, however, will not be subject to Specialty Laboratories' Extended Remarketing Right. Thus, for example, BNPPLC's conveyance of a utility easement or a space lease more than thirty days after the Designated Sale Date to a Person not an Affiliate of BNPPLC shall not be subject to Specialty Laboratories' Extended Remarketing Right, although following the conveyance of the lesser estate, Specialty Laboratories' Extended Remarketing Right may continue to apply to BNPPLC's remaining interest in the Improvements and any Personal Property.

4.    Terms of Conveyance Upon Purchase.    As necessary to consummate any sale of the Property to Specialty Laboratories or an Applicable Purchaser pursuant to this Agreement, BNPPLC must, subject to any postponement permitted by subparagraph 2.(B), promptly after the tender of the purchase price and any other payments to BNPPLC required pursuant to Paragraph 2 or Paragraph 3, as applicable, convey all of BNPPLC's right, title and interest in the Improvements and other Property to Specialty Laboratories or the Applicable Purchaser, as the case may be, by BNPPLC's execution, acknowledgment (where appropriate) and delivery of the Sale Closing Documents. Such conveyance by BNPPLC will be subject only to the Permitted Encumbrances and any other encumbrances that do not constitute Liens Removable by BNPPLC. However, such conveyance shall not include the rights of BNPPLC or other Interested Parties under the indemnities provided in the Operative Documents, including rights to any payments then due from Specialty Laboratories under the indemnities or that may become due thereafter because of any expense or liability incurred by BNPPLC or another Interested Party resulting in whole or in part from events or circumstances occurring or alleged to have occurred before such conveyance. All costs, both foreseen and unforeseen, of any purchase by Specialty Laboratories or an Applicable Purchaser hereunder shall be the responsibility of the purchaser. The Sale Closing Documents used to accomplish such conveyance shall consist of the following: (1) documents in the forms required by Exhibit B, including either a termination or an assignment of the Ground Lease and other rights and interests of BNPPLC in the Property, (2) a Secretary's Certificate in the form attached as Exhibit C, (3) a certificate concerning tax withholding in the form attached as Exhibit D, and (4) if the condition specified in subparagraph 3.(B)(6) is applicable, a Grant of Repurchase Option and Restrictive Covenants Agreement executed by both Specialty Laboratories and the Applicable Purchaser in the form attached as Exhibit E. If for any reason BNPPLC fails to tender the Sale Closing Documents as required by this Paragraph 4, BNPPLC may cure such refusal at any time before thirty days after receipt of a demand for such cure from Specialty Laboratories.

5.    Survival and Termination of the Rights and Obligations of Specialty Laboratories and BNPPLC.

        (A)    Status of this Agreement Generally.    Except as expressly provided herein, this Agreement shall not terminate; nor shall Specialty Laboratories have any right to terminate this Agreement; nor shall Specialty Laboratories be entitled to any reduction of the Break Even Price, the Maximum

Remarketing Obligation, the Make Whole Amount or any payment required hereunder; nor shall any of the obligations of Specialty Laboratories to BNPPLC under Paragraph 2 be excused by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Specialty Laboratories' use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Specialty Laboratories or any party claiming under Specialty Laboratories by paramount title or otherwise, (v) Specialty Laboratories' prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNPPLC under this Agreement, the Ground Lease, the Construction Management Agreement, the Lease or any other agreement to which BNPPLC is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Specialty Laboratories hereunder (including the obligation to make any Supplemental Payment as provided in Paragraph 2 shall be separate and independent covenants and agreements from BNPPLC's obligations under this Agreement or any other agreement between BNPPLC and Specialty Laboratories; provided, however, that nothing in this subparagraph shall be construed as a waiver by Specialty Laboratories of any right Specialty Laboratories may have at law or in equity to the following remedies, whether because of BNPPLC's failure to remove a Lien Removable by BNPPLC or because of any other default by BNPPLC under this Agreement: (i) the recovery of monetary damages, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC, or (iii) a decree compelling performance by BNPPLC of any of the express covenants, agreements, conditions or provisions of this Agreement which are binding upon BNPPLC.

        (B)    Election by Specialty Laboratories to Terminate the Supplemental Payment Obligation Prior to the Completion Date.    By delivery of a notice to BNPPLC and the Participants in the form attached as Exhibit F, Specialty Laboratories may terminate its Supplemental Payment Obligation, but only prior to the Completion Date and only after (x) Specialty Laboratories shall have given Notice of Specialty Laboratories' Intent to Terminate as provided in the Construction Management Agreement, (y) BNPPLC shall have given any FOCB Notice as provided in the Construction Management Agreement, or (z) BNPPLC shall have given notice of its election to accelerate the Designated Sale Date as provided in clause (3) of the definition Designated Sale Date in the Common Definitions and Provisions Agreement. (If for any reason BNPPLC does not receive a notice terminating the Supplemental Payment Obligation as described in the preceding sentence prior to the Completion Date, then without any notice or other action by the parties to this Agreement, Specialty Laboratories shall cease to have any right to terminate the Supplemental Payment Obligation. Thus, even a decision by BNPPLC to accelerate the Designated Sale Date will not entitle Specialty Laboratories to terminate the Supplemental Payment Obligation so long as BNPPLC refrains from giving notice of the acceleration until after the Completion Date.) If Specialty Laboratories does send a notice to BNPPLC and Participants in the form attached as Exhibit F, such notice shall (as provided therein) constitute an irrevocable and absolute waiver by Specialty Laboratories of Specialty Laboratories' rights to purchase the Property or to cause any of its Affiliates to purchase the Property pursuant to this Agreement.

        (C)    Automatic Termination of Specialty Laboratories' Rights.    If Specialty Laboratories fails to pay the full amount of any Supplemental Payment required by subparagraph 2.(A)(3) on the Designated Sale Date, then the Purchase Option, Specialty Laboratories' Initial Remarketing Right, Specialty Laboratories' Extended Remarketing Right and all other rights of Specialty Laboratories hereunder, other than its rights under subparagraph 3.(A), shall terminate automatically. If, however, prior to the Designated Sale Date Specialty Laboratories effectively terminates the Supplemental Payment Obligation pursuant to subparagraph 5.(B) by the delivery of a notice to BNPPLC and Participants in the form attached as Exhibit F, so that Specialty Laboratories is excused from the obligation to make any Supplemental Payment pursuant to subparagraph 2.(A)(3), then Specialty Laboratories' Extended Remarketing Right will not terminate automatically pursuant to this subparagraph 5.(C), but rather will survive except to the extent waived by such notice. No termination of Specialty Laboratories' rights as described in this subparagraph will limit BNPPLC's other remedies, including its right to sue for any Supplemental Payment or other amounts due from Specialty Laboratories pursuant to this Agreement.

        (D)    Termination of Specialty Laboratories' Extended Remarketing Right to Permit a Sale by BNPPLC.    To permit a sale of the Property unencumbered by Specialty Laboratories' Extended Remarketing Right, BNPPLC may terminate Specialty Laboratories' Extended Remarketing Right contemporaneously with the consummation of a sale of the Property by BNPPLC to any third party on any date that is more than thirty days after the Designated Sale Date, if:

          (1)  Specialty Laboratories has notified BNPPLC of Specialty Laboratories' Target Price, and either (a) the price being paid by the third party is greater than Specialty Laboratories' Target Price, or (b) (i) the third party purchasing the Property from BNPPLC is not an affiliate of BNPPLC, (ii) BNPPLC has obtained an appraisal of Property from an independent real estate appraiser as described below, and the price to be paid by the third party is not less than 90% of the Appraised Value indicated by such appraisal, and (iii) the other terms and conditions of the sale are satisfactory to BNPPLC in its sole good faith business judgment; or

          (2)  Specialty Laboratories has failed to notify BNPPLC of Specialty Laboratories' Target Price, and the third party purchasing the Property from BNPPLC is not an affiliate of BNPPLC, and the price and other terms and conditions of the sale are satisfactory to BNPPLC in its sole good faith business judgment; or

          (3)  the third party purchasing the Property is paying a price sufficient to obligate BNPPLC to reimburse Specialty Laboratories, pursuant to clause (4) of subparagraph 3.(E), for any and all payments previously made by Specialty Laboratories to BNPPLC as a Supplemental Payment or as a 97-10/Prepayment.

Specialty Laboratories acknowledges that BNPPLC's own marketing efforts after the Designated Sale Date will depend upon its rights under this subparagraph, and such efforts could be hampered if Specialty Laboratories' Target Price is too high or if Specialty Laboratories delays in notifying BNPPLC of Specialty Laboratories' Target Price. Thus, BNPPLC may at any time and from time to time after the Designated Sale Date engage a professional real estate appraiser to determine the fair market value of the Property in its then "AS IS" condition (the "Appraised Value"). Any such appraiser must be an independent contractor (not an employee of BNPPLC or any of its Affiliates), must have earned the designation of MAI or equivalent and must have at least 10 years experience in appraising commercial real estate in the Los Angeles area.

Without limiting the foregoing, if a Deemed Sale occurs as described in subparagraph 3.(C)(3), then BNPPLC shall also be deemed to have terminated Specialty Laboratories' Extended Remarketing Right pursuant to this subparagraph on the Settle Up Date, with the result that BNPPLC shall be required to distribute an amount equal to the sales proceeds it is deemed to have received in accordance with subparagraph 3.(E). In such a case, however, BNPPLC may condition any payments to Specialty Laboratories as required by subparagraph 3.(E) upon the delivery by Specialty Laboratories of a recordable written release and quitclaim of any rights and interests it may have in and to the Property under this Agreement.

        (E)    Payment Only to BNPPLC.    All amounts payable under this Agreement by Specialty Laboratories and, if applicable, by an Applicable Purchaser must be paid directly to BNPPLC, and no payment to any other party shall be effective for the purposes of this Agreement. This subparagraph shall not, however, be construed to limit Specialty Laboratories' right to require the deduction of Direct Payments to Participants and Deposit Taker Losses in the calculation of the Break Even Price as provided in Paragraph 1.

        (F)    Preferences and Voidable Transfers.    If any payment to BNPPLC by an Applicable Purchaser hereunder is held to constitute a preference or a voidable transfer under Applicable Law, or must for any other reason be refunded by BNPPLC to the Applicable Purchaser or to another Person, and if such payment to BNPPLC reduced or had the effect of reducing a payment required of Specialty Laboratories by this Agreement (e.g., a Supplemental Payment) or increased or had the effect of increasing any sale proceeds paid over to Specialty Laboratories pursuant to subparagraph 2.(A)(2)(b) or pursuant to subparagraph 3.(E), then Specialty Laboratories shall pay to BNPPLC upon demand an amount equal to the reduction of the payment required of Specialty Laboratories or to the increase of the excess sale proceeds paid to Specialty Laboratories, as applicable, and this Agreement shall continue to be effective or shall be reinstated as necessary to permit BNPPLC to enforce its right to collect such amount from Specialty Laboratories.

        (G)    Remedies Under the Other Operative Documents.    No repossession of or re-entering upon the Property or exercise of any other remedies available to BNPPLC under the Construction Management Agreement, the Lease or other Operative Documents shall terminate Specialty Laboratories' rights or obligations hereunder, all of which shall survive BNPPLC's exercise of remedies under the other Operative Documents. Specialty Laboratories acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Construction Management Agreement, the Lease, the Closing Certificate and other agreements executed by the parties, and Specialty Laboratories' obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Specialty Laboratories from performance of its obligations under such other Operative Documents.

        (H)    Provisions Concerning Condemnation.    In anticipation of any condemnation of all or part of the Property, Specialty Laboratories shall be entitled to exercise its rights, subject to other terms and conditions of the Operative Documents, to accelerate the Designated Sale Date (as provided in clause (2) of the definition thereof in the Common Definitions and Provisions Agreement) and to exercise the Purchase Option. By doing so, Specialty Laboratories may acquire BNPPLC's interest in the Property and thereafter control all aspects of the condemnation proceedings. But neither condemnation nor any negotiations that Specialty Laboratories may undertake with condemning authorities shall in and of itself be considered an exercise by Specialty Laboratories of the Purchase Option or of Specialty Laboratories' other rights under this Agreement.

6.    [Intentionally Omitted].

7.    Return of Funds.    BNPPLC shall be entitled to deliver any Escrowed Proceeds directly to Specialty Laboratories or to any Applicable Purchaser purchasing BNPPLC's interest in the Property pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by Specialty Laboratories, voluntary or otherwise, of any right to receive the same; BNPPLC shall not be responsible for the proper distribution or application by Specialty Laboratories or any Applicable Purchaser of any such Escrowed Proceeds paid over to Specialty Laboratories or the Applicable Purchaser; and any such payment of Escrowed Proceeds to Specialty Laboratories or an Applicable Purchaser shall discharge any obligation of BNPPLC to deliver the same to all Persons claiming an interest therein.

8.    Certain Remedies Cumulative.    No right or remedy herein conferred upon or reserved to BNPPLC is intended to be exclusive of any other right or remedy BNPPLC has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

9.    Attorneys' Fees and Legal Expenses.    If either party commences any legal action or other proceeding because of any breach of this Agreement by the other party, then the party prevailing in such action or proceeding shall be entitled to recover all Attorneys' Fees incurred by it in connection therewith from the other party, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any Attorneys' Fees incurred by the party prevailing in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

10.    Estoppel Certificate.    Upon request by BNPPLC, Specialty Laboratories shall execute, acknowledge and deliver a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which Specialty Laboratories has knowledge. Any such statement may be relied upon by any Participant or prospective purchaser or assignee of BNPPLC with respect to the Property.

11.    Successors and Assigns.    The terms, provisions, covenants and conditions hereof shall be binding upon Specialty Laboratories and BNPPLC and their respective permitted successors and assigns and shall inure to the benefit of Specialty Laboratories and BNPPLC and all permitted transferees, mortgagees, successors and assignees of Specialty Laboratories and BNPPLC with respect to the Property; provided, that (A) the rights of BNPPLC hereunder shall not pass to Specialty Laboratories or any Applicable Purchaser or any subsequent owner claiming through Specialty Laboratories or an Applicable Purchaser, (B) BNPPLC shall not assign this Agreement or any rights hereunder except pursuant to a Permitted Transfer, and (C) Specialty Laboratories shall not assign this Agreement or any rights hereunder without the prior written consent of BNPPLC.

[Signature pages follow.]

        IN WITNESS WHEREOF, Specialty Laboratories and BNPPLC have caused this Purchase Agreement to be executed as of March 26, 2002.

"Specialty Laboratories"
SPECIALTY LABORATORIES, INC., a California corporation
By:	/s/ Frank J. Spina
Name:	Frank J. Spina
Title:	Chief Financial Officer

[Continuation of signature pages to Purchase Agreement dated to be effective March 26, 2002]

"BNPPLC"
BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Barry Mendelsohn
Barry Mendelsohn, Vice President

Exhibit A

LEGAL DESCRIPTION

        The real property is located in the State of California, County of Los Angeles and is described as follows:

Parcel A:

        LOT 3 OF TRACT 43735, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1074, PAGES 37 TO 39 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Parcel B:

        LOT 1 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1076, PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Parcel C:

        THAT PORTION OF LOT 2 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS SHOWN ON MAP FILED IN BOOK 1076 PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

        BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT 2; THENCE

  1.
  ALONG THE NORTHERLY LINE OF SAID LOT 2 NORTH 77° 25' 56" EAST 531.27 FEET TO THE NORTHEASTERLY CORNER OF SAID LOT 2, SAID CORNER BEING A POINT ON A CURVE CONCAVE WESTERLY HAVING A RADIUS OF 458.00 FEET, A RADIAL LINE TO SAID CORNER BEARS NORTH 72° 49' 01" EAST; THENCE

  2.
  SOUTHERLY ALONG THE EASTERLY LINE OF SAID LOT 2 AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 4° 36' 54" AN ARC DISTANCE OF 36.89 FEET; THENCE

  3.
  TANGENT TO SAID CURVE SOUTH 12° 34' 04" EAST 140.43 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 3958.00 FEET; THENCE

  4.
  SOUTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 1° 27' 13" AN ARC DISTANCE OF 100.42 FEET TO A POINT ON LAST SAID CURVE, A RADIAL LINE TO SAID POINT BEARS NORTH 78° 53' 09" EAST; THENCE

  5.
  PARALLEL TO THE SOUTHERLY LINE OF SAID LOT 2 SOUTH 77° 25' 56" WEST 472.58 FEET TO THE WESTERLY LINE OF SAID LOT 2; THENCE

  6.
  ALONG SAID WESTERLY LINE OF LOT 2 NORTH 36° 20' 00" EAST 41.06 FEET; THENCE

  7.
  NORTH 54° 00' 00" WEST 95.00 FEET; THENCE

  8.
  NORTH 1° 50' 00" EAST 24.00 FEET; THENCE

  9.
  NORTH 48° 20' 00" EAST 59.00 FEET; THENCE

  10.
  NORTH 42° 10' 00" WEST 54.00 FEET; THENCE

  11.
  NORTH 68° 14' 55" WEST 55.60 FEET; THENCE

  12.
  NORTH 26° 10' 00" WEST 55.66 FEET TO THE POINT OF BEGINNING.

        SAID LAND IS SHOWN AS PARCEL 3 OF CERTIFICATE OF COMPLIANCE NO. 91-001, A COPY OF WHICH RECORDED MAY 1, 1991 AS INSTRUMENT NO. 91-627467.

Parcel D:

        LOT 3 AND THOSE PORTIONS OF LOTS 2 AND 4 OF TRACT 43736, IN THE CITY OF SANTA CLARITA, AS PER MAP RECORDED IN BOOK 1076 PAGES 38 TO 41 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

        BEGINNING AT THE NORTHWESTERLY CORNER OF LOT 4; THENCE

  1.
  ALONG THE WESTERLY LINE OF SAID LOT 4 SOUTH 44°40'00" EAST 32.29 FEET; THENCE

  2.
  SOUTH 10°40'00" WEST 80.00 FEET TO A POINT DISTANT THEREON NORTH 10°40'00" EAST 18.00 FEET FROM THE SOUTHWESTERLY TERMINUS OF THAT COURSE IN SAID WESTERLY LINE SHOWN AS NORTH 10°40'00" EAST 98.00 FEET; THENCE

  3.
  PARALLEL WITH THE SOUTHERLY LINE OF SAID LOT 4 NORTH 77°25'56" EAST 455.86 FEET TO THE EASTERLY LINE OF SAID LOT 4; THENCE

  4.
  ALONG SAID EASTERLY LINE AND THE EASTERLY LINE OF SAID LOTS 3 AND 2 NORTH 05°20'37" WEST 2.71 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 3958.00; THENCE

  5.
  NORTHERLY ALONG SAID EASTERLY LINE AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°46'14" AN ARC DISTANCE OF 398.63 FEET TO A POINT ON SAID CURVE, A RADIAL LINE TO SAID POINT BEARS NORTH 78°53'09" EAST; THENCE

  6.
  PARALLEL TO THE NORTHERLY LINE OF SAID LOT 3 SOUTH 77°25'56" WEST 472.58 FEET TO THE WESTERLY LINE OF SAID LOT 2; THENCE

  7.
  ALONG SAID WESTERLY LINE AND THE WESTERLY LINE OF SAID LOT 3 SOUTH 36°20'00" WEST 29.94 FEET; THENCE

  8.
  SOUTH 01°10'00" WEST 133.00 FEET; THENCE

  9.
  SOUTH 63°00'00" EAST 76.00 FEET; THENCE

  10.
  SOUTH 12°50'00" WEST 68.00; THENCE

  11.
  SOUTH 44°40'00" EAST 47.71 FEET TO THE POINT OF BEGINNING.

        SAID LAND IS SHOWN AS PARCEL 2 OF CERTIFICATE OF COMPLIANCE NO. 91-001, A COPY OF WHICH RECORDED MAY 1, 1991 AS INSTRUMENT NO. 91-627467.

        TAX ASSESSOR PARCELS 2861-001-049,050,110,111,093 AND 094.

        EXCEPTING FROM PARCELS A THROUGH D ABOVE THE FOLLOWING RIGHTS, WHICH HAVE BEEN RESERVED TO GRANTOR IN THAT CERTAIN GRANT DEED RECORDED DECEMBER 14, 2001 IN THE REAL PROPERTY RECORDS OF THE RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, AS DOCUMENT NUMBER 01 2394274:

        ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND

ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE REAL PROPERTY REFERRED TO ABOVE, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SUCH REAL PROPERTY OR ANY OTHER PROPERTY, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM PROPERTIES OTHER THAN THE REAL PROPERTY REFERRED TO ABOVE, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE REAL PROPERTY REFERRED TO ABOVE, AND TO THE BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES; PROVIDED, HOWEVER, ALL OF THE FOREGOING IS WITHOUT THE RIGHT TO DRILL, MINE, STORE, EXPLORE OR OPERATE THROUGH THE SURFACE OF THE REAL PROPERTY REFERRED TO ABOVE OR THE UPPER 500 FEET OF THE SUBSURFACE OF SUCH REAL PROPERTY.

        ALSO EXCEPTING FROM PARCELS A THROUGH D ABOVE THE FOLLOWING RIGHTS, WHICH HAVE BEEN RESERVED TO GRANTOR IN THAT CERTAIN GRANT DEED RECORDED DECEMBER 14, 2001 IN THE REAL PROPERTY RECORDS OF THE RECORDER OF LOS ANGELES COUNTY, CALIFORNIA, AS DOCUMENT NUMBER 01 2394274:

        ALL WATER AND WATER RIGHTS NOW IN OR IN THE FUTURE OWNED BY SELLER APPURTENANT TO OR RELATED IN ANY WAY TO THE REAL PROPERTY REFERRED TO ABOVE OR USED BY SELLER IN CONNECTION WITH OR RELATED TO SUCH REAL PROPERTY (NO MATTER HOW ACQUIRED BY SELLER) TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM, UNDER OR IN THE REAL PROPERTY REFERRED TO ABOVE OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, RIGHTS OR INTERESTS ON ANY OTHER PROPERTY OWNED OR LEASED BY SELLER AND THE RIGHT AND POWER TO CONDUCT WATER OVER OR TO STORE WATER UNDERNEATH THE REAL PROPERTY REFERRED TO ABOVE BY SUCH MEANS AS SELLER DEEMS REASONABLE. THE WATER AND WATER RIGHTS EXCEPTED AND RESERVED TO SELLER INCLUDE, BUT ARE NOT LIMITED TO, ALL RIPARIAN WATER RIGHTS, ALL APPROPRIATIVE WATER RIGHTS, ALL WATER RIGHTS AND RIGHTS TO STORE WATER IN SUBSURFACE RESERVOIRS BASED ON OVERLYING LAND OWNERSHIP, ALL LITTORAL WATER RIGHTS, ALL RIGHTS TO PERCOLATING WATER, ALL PRESCRIPTIVE WATER RIGHTS, ALL ADJUDICATED, STATUTORY OR CONTRACTUAL WATER RIGHTS, ALL RIGHTS TO AQUIFERS, RESERVOIRS, SUBSURFACE AND SURFACE WATERS, AND ALL RIGHTS TO TAKE, USE AND DEVELOP FOR USE ANY AND ALL WATER THAT MAY NOW EXIST OR MAY IN THE FUTURE EXIST UPON, IN OR UNDER THE REAL PROPERTY REFERRED TO ABOVE; PROVIDED, HOWEVER, ALL OF THE FOREGOING IS WITHOUT THE RIGHT TO USE OR ALTER THE SURFACE OF THE REAL PROPERTY OR TO OTHERWISE INTERFERE WITH THE USE AND ENJOYMENT OF THE SAME BY GRANTEE AND ITS HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

Exhibit B

Requirements Re: Form of Assignment or Termination of Ground Lease

        The form of the documents to be used to accomplish any conveyance of BNPPLC's interest in the Improvements and other Property pursuant to this Agreement will depend upon whether the conveyance is to Specialty Laboratories or an Applicable Purchaser and, in the case of an conveyance by Specialty Laboratories itself, upon whether Specialty Laboratories elects to take an assignment of the Ground Lease or to terminate the Ground Lease.

        If Specialty Laboratories is itself acquiring BNPPLC's interest in the Property, the conveyance of such interest will be accomplished either by (A) the execution of an Agreement Concerning Ground Lease in the form attached as Exhibit B-1, which (among other things) will effectively terminate the Ground Lease with the result that BNPPLC's interest in all Improvements will revert to Specialty Laboratories by operation of law, or (B) BNPPLC's execution of assignments in the forms attached as Exhibit B-2 and Exhibit B-3 and the execution by BNPPLC and Specialty Laboratories of an Acknowledgment of Disclaimer in the form attached as Exhibit B-4. Specialty Laboratories may choose between the Agreement Concerning Ground Lease or the alternative forms attached as Exhibits B-2, B-3 and B-4; provided, however, that if Specialty Laboratories fails to notify BNPPLC at least fifteen days prior to the Designated Sale Date that Specialty Laboratories chooses to receive the assignments in the forms attached as Exhibit B-2 and Exhibit B-3, BNPPLC may assume that Specialty Laboratories has elected instead to have BNPPLC execute the Agreement Concerning Ground Lease in the form attached as Exhibit B-1. If Specialty Laboratories does choose to receive the assignments in the forms attached as Exhibit B-2 and Exhibit B-3, Specialty Laboratories must join with BNPPLC in executing the Acknowledgment of Disclaimer in the form attached as Exhibit B-4.

        If an Applicable Purchaser is acquiring BNPPLC's interest in the Improvements and other Property, such interest will be conveyed by BNPPLC's execution and delivery of assignments in the forms attached as Exhibit B-2 and Exhibit B-3, and the Applicable Purchaser shall be required to join with BNPPLC in executing an Acknowledgment of Disclaimer in the form attached as Exhibit B-4.

Exhibit B-1

Form of Assignment of Ground Lease and Improvements

RECORDING REQUESTED BY AND,
WHEN RECORDED, RETURN TO:

Specialty Laboratories, Inc.
Attn:

AGREEMENT CONCERNING GROUND LEASE

        THIS AGREEMENT CONCERNING GROUND LEASE (this "Agreement") dated as of                        , 200    (the "Effective Date"), is made by and between BNP PARIBAS LEASING CORPORATION ("BNPPLC"), a Delaware corporation, and SPECIALTY LABORATORIES, INC., a California corporation ("Specialty Laboratories").

RECITALS

        This Agreement is entered into upon, and with respect to, the following facts and intentions:

        A.    BNPPLC and Specialty Laboratories have heretofore entered into the following agreements:

        (1)  Ground Lease dated as of March 26, 2002 and recorded in the official records of Los Angeles County, California (the "Official Records) on March 26, 2002 as Instrument Number            (as the same may have been modified, the "Ground Lease"), whereby Specialty Laboratories, as ground lessor, ground leased to BNPPLC, as ground lessee, that certain land more particularly described in Annex A, attached hereto and incorporated herein by this reference (herein the "Land"); and

        (2)  Lease Agreement dated as of March 26, 2002 (as the same may have been modified, the "Sublease"), which was the subject of that certain Short Form of Sublease, dated as of March 26, 2002 and recorded in the Official Records on March 26, 2002 as Instrument Number                        (the "Short Form of Sublease"), whereby BNPPLC, as sublessor, leased to Specialty Laboratories, as sublessee, its ground leasehold interest in the Land and all of the improvements located thereon (collectively the "Subleased Premises"); and

        (3)  Purchase Agreement dated as of March 26, 2002 (has the same may have been modified, the "Purchase Agreement"), which was the subject of that certain Memorandum of Purchase Agreement, dated as of March 26, 2002 and recorded in the Official Records on March 26, 2002 as Instrument Number                        .

        (4)  Common Definitions and Provisions Agreement dated as of March 26, 2002 Date (as the same may have been modified, the "Common Definitions and Provisions Agreement"). As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.

        B.    BNPPLC and Specialty Laboratories now mutually wish to terminate the Ground Lease on the terms and conditions more particularly herein set forth.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration the adequacy of which is hereby acknowledges, the parties hereto agree as follows:

        1.    Termination of Ground Lease. As of the Effective Date, BNPPLC hereby surrenders all of its right title and interest in the Ground Lease unto Specialty Laboratories, subject only to the "Permitted Encumbrances" described in Annex B attached hereto and incorporated herein by this reference, and the Ground Lease is hereby terminated. Notwithstanding anything to the contrary in this Agreement, BNPPLC does, for itself and its successors, covenant, warrant and agree to defend the title to the Land against claims and demands of any person claiming under or through a Lien Removable by BNPPLC. Except as expressly set forth in the preceding sentence, BNPPLC makes no warranty of title, express or implied.

        2.    Acknowledgment of Reversion. BNPPLC also acknowledges and agrees that because of the termination of the Ground Lease, all of BNPPLC's right, title and interest in and to the following property will revert to Specialty Laboratories and BNPPLC does hereby forever relinquish, waive, and quitclaim unto Specialty Laboratories (subject to such Permitted Encumbrances):

  A.
  the Sublease;

  B.
  the Purchase Agreement;

  C.
  any pending or future award made because of our condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid proceeds of insurance or claim or cause of action for damages, loss or injury to the Subleased Premises; and

  D.
  all other property included within the definition of "Property" as set forth in the Purchase Agreement;

provided, however, that excluded from this conveyance and reserved to BNPPLC are any rights or privileges of BNPPLC under the following are expressly reserved and retained by BNPPLC: (i) the indemnities set forth in the Sublease and the Ground Lease, whether such rights are presently known or unknown, including rights of BNPPLC to be indemnified against environmental claims of third parties, as provided in the Ground Lease which may not presently be known; and (ii) provision in the Sublease that establish the right of BNPPLC to recover any accrued unpaid rent under the Sublease which may be outstanding as of the date hereof; and (iii) agreements between BNPPLC and BNPPLC's Parent or any Participant, or any modification or extension thereof.

        BNPPLC agrees to warrant and defend the title to the Subleased Premises as herein assigned, against claims and demands of any person claiming under or through a Lien Removable by BNPPLC relating to the Subleased Premises.

        3.    "As Is" Reversion. Notwithstanding any contrary provisions contained herein, Specialty Laboratories acknowledges that BNPPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subleased Premises, and Specialty Laboratories, by acceptance of this agreement, accepts the Subleased Premises "As Is," "Where Is," and "With All Faults," and without any such representation or warranty by BNPPLC as to environmental matters, the physical condition of the Subleased Premises, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Specialty Laboratories hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated by this Agreement, as are any warranties arising from a course of dealing or usage of trade. Specialty Laboratories hereby assumes all risk and liability (and agrees that BNPPLC shall not be liability for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subleased Premises, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the "Established Misconduct" of BNPPLC.

        4.    Binding Effect. The terms, provisions, covenants, and conditions hereof shall be binding upon Specialty Laboratories and BNPPLC and their respective successors and assigns, and any other party claiming through either of them, and shall inure to the benefit of Specialty Laboratories and BNPPLC and all transferees, mortgages, successors and assigns.

        5.    Miscellaneous. This Agreement and any other agreement relating hereto and executed concurrently herewith represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior negotiations and agreement between BNPPLC and Specialty Laboratories concerning the subject matter hereof. No amendment or modification of this Agreement shall be binding or valid unless express in a writing executed by both parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict or choice of laws. Words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall be a single instrument.

[signature pages follow]

        IN WITNESS WHEREOF, BNPPLC and Specialty Laboratories have signed this Agreement Concerning Ground Lease to be effective as of                        , 200    .

BNP PARIBAS LEASING CORPORATION,
a Delaware corporation

By:
Name:
Title:

STATE OF	)
COUNTY OF	)	ss.

        On                        , 200    , before me                        , a Notary Public in and for the County and State aforesaid, personally appeared                        , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

[Continuation of signature pages to Agreement Concerning Ground Lease dated to be effective as of                        , 200    .]

Specialty Laboratories, Inc.,
a California corporation

By:
Name:
Title:

STATE OF	)
COUNTY OF	)	ss.

        On                        , 200    , before me                        , a Notary Public in and for the County and State aforesaid, personally appeared                        , who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

Annex A

LEGAL DESCRIPTION

        [DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH SPECIALTY LABORATORIES REQUESTS BNPPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE ASSIGNMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]

Annex B

Permitted Encumbrances

        [DRAFTING NOTE: BEFORE THIS AGREEMENT IS ACTUALLY EXECUTED AND DELIVERED BY BNPPLC: ALL PERMITTED ENCUMBRANCES LISTED IN EXHIBIT B TO THE CLOSING CERTIFICATE WILL BE SET OUT BELOW, IN ADDITION TO THE ITEMS ALREADY LISTED. ALSO, IF ANY ENCUMBRANCES (OTHER THAN "LIENS REMOVABLE BY BNPPLC") ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW OR IN EXHIBIT B TO THE CLOSING CERTIFICATE, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW. AFTER SUCH ADJUSTMENTS ARE MADE, THIS "DRAFTING NOTE" WILL BE DELETED. THE ADDITIONAL ENCUMBRANCES TO BE LISTED BELOW WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPPLC AS "PERMITTED ENCUMBRANCES" UNDER THE LAND LEASE OR THE OTHER LEASE AGREEMENT FROM TIME TO TIME OR BECAUSE OF SPECIALTY LABORATORIES' REQUEST FOR BNPPLC'S CONSENT OR APPROVAL TO AN ADJUSTMENT.]

        This conveyance is subject to all encumbrances not constituting a "Lien Removable by BNPPLC" (as defined in the Common Definitions and Provisions Agreement), including the following matters to the extent the same are still valid and in force:

        References to "Official Records" shall mean the Official Records of Los Angeles County, California

        The leasehold and other interests in the Land hereby conveyed by Specialty Laboratories are conveyed subject to the following matters to the extent the same are still valid and in force:

  1.
  Taxes and assessments for the year 2001-2002 and subsequent years, which are not yet due and payable.

  2.
  An acceptance form recorded December 23, 1982 as Instrument No. 82-1287917, Official Records.

  3.
  Covenants, conditions and restrictions as set forth in document recorded February 18, 1983 as Instrument No. 83-192391, Official Records, as modified by document recorded January 11, 1985 as Instrument No. 85-33709, Official Records, and as further modified by document recorded July 8, 1985, as Instrument No. 85-781671, Official Records.

  4.
  Protective conditions in document recorded June 27, 1985, as Instrument No. 85-748557, Official Records.

  5.
  Provisions of the dedication statement on the Map of Tract No. 43736, recorded in Book 1076, Pages 38 to 41 inclusive of Maps, Official Records.

  6.
  Document entitled "Memorandum of Repurchase and Right of First Refusal" dated December 6, 2001, executed by the Newhall Land and Farming Company and Specialty Laboratories, Inc., recorded December 14, 2001 as Instrument No. 01-2394275, as subordinated by Subordination Agreement of even date herewith.

Exhibit B-2

Form of Assignment of Ground Lease and Improvements

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NAME:	[Specialty Laboratories or the Applicable Purchaser]
ADDRESS:

ATTN:

CITY:

STATE:

Zip:

MAIL TAX STATEMENTS TO:

NAME:	[Specialty Laboratories or the Applicable Purchaser]
ADDRESS:

ATTN:

CITY:

STATE:

Zip:

ASSIGNMENT OF GROUND LEASE AND IMPROVEMENTS
(Covering Improvements and Leasehold Estate in Land)

        BNP PARIBAS LEASING CORPORATION, a Delaware corporation (hereinafter called "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by [Specialty Laboratories or the Applicable Purchaser] (hereinafter called "Grantee"), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee (1) the leasehold estate created by a Ground Lease from Specialty Laboratories to Grantor dated as of March 26, 2002, which covers the land described in Annex A attached hereto and hereby made a part hereof, and (2) all other rights, titles and interests of Grantor in and to (a) such land, (b) the buildings and other improvements situated on such land, (c) any fixtures and other property affixed thereto and (d) the adjacent streets, alleys and rights-of-way (all of the property interests conveyed hereby being hereinafter collectively referred to as the "Property"); provided, however, this conveyance is made by Grantor and accepted by Grantee subject to the terms and conditions of the aforementioned Ground Lease and to all zoning and other ordinances affecting the Property, all general or special assessments due and payable after the date hereof, all encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a current survey and inspection of the Property, and the encumbrances listed in Annex B attached hereto and made a part hereof (collectively, the "Permitted Encumbrances").

        TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind Grantor and Grantor's successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise; subject, however, to the Permitted Encumbrances. Except as expressly set forth in the preceding sentence, Grantor makes no warranty of title, express or implied.

        Grantor makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Property, and Grantee, by acceptance of this Assignment, accepts the Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, by acceptance of this Assignment, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by this Assignment, as are any warranties arising from a course of dealing or usage of trade.

        Grantee hereby assumes the obligations (including any personal obligations) of Grantor, if any, created by or under, and agrees to be bound by the terms and conditions of, the Permitted Encumbrances to the extent that the same concern or apply to the land or improvements conveyed by this Assignment.

        IN WITNESS WHEREOF, this Assignment is executed by Grantor and Grantee as of the    day of            ,             .

BNP PARIBAS LEASING CORPORATION
By:
Name:
Title:
[SPECIALTY LABORATORIES OR APPLICABLE PURCHASER]
By:
Name:
Title:

STATE OF	)
	)	SS
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature

STATE OF	)
	)	SS
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature

Annex A

LEGAL DESCRIPTION

        [DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME AS PROVIDED THEREIN OR BECAUSE OF ADJUSTMENTS FOR WHICH SPECIALTY LABORATORIES REQUESTS BNPPLC'S CONSENT OR APPROVAL AS PROVIDED IN THE LEASE, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE ASSIGNMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]

Annex B

Permitted Encumbrances

        [DRAFTING NOTE: BEFORE THIS ASSIGNMENT IS ACTUALLY EXECUTED AND DELIVERED BY BNPPLC: ALL PERMITTED ENCUMBRANCES LISTED IN EXHIBIT B TO THE CLOSING CERTIFICATE WILL BE SET OUT BELOW, IN ADDITION TO THE ITEMS ALREADY LISTED. ALSO, IF ANY ENCUMBRANCES (OTHER THAN "LIENS REMOVABLE BY BNPPLC") ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW OR IN EXHIBIT B TO THE CLOSING CERTIFICATE, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW. AFTER SUCH ADJUSTMENTS ARE MADE, THIS "DRAFTING NOTE" WILL BE DELETED. THE ADDITIONAL ENCUMBRANCES TO BE LISTED BELOW WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPPLC AS "PERMITTED ENCUMBRANCES" UNDER THE LAND LEASE OR THE OTHER LEASE AGREEMENT FROM TIME TO TIME OR BECAUSE OF SPECIALTY LABORATORIES' REQUEST FOR BNPPLC'S CONSENT OR APPROVAL TO AN ADJUSTMENT.]

        This conveyance is subject to all encumbrances not constituting a "Lien Removable by BNPPLC" (as defined in the Common Definitions and Provisions Agreement incorporated by reference into the Lease Agreement referenced in the last item of the list below), including the following matters to the extent the same are still valid and in force:

        References to "Official Records" shall mean the Official Records of Los Angeles County, California

        The leasehold and other interests in the Land hereby conveyed by Specialty Laboratories are conveyed subject to the following matters to the extent the same are still valid and in force:

  1.
  Taxes and assessments for the year 2001-2002 and subsequent years, which are not yet due and payable.

  2.
  An acceptance form recorded December 23, 1982 as Instrument No. 82-1287917, Official Records.

  3.
  Covenants, conditions and restrictions as set forth in document recorded February 18, 1983 as Instrument No. 83-192391, Official Records, as modified by document recorded January 11, 1985 as Instrument No. 85-33709, Official Records, and as further modified by document recorded July 8, 1985, as Instrument No. 85-781671, Official Records.

  4.
  Protective conditions in document recorded June 27, 1985, as Instrument No. 85-748557, Official Records.

  5.
  Provisions of the dedication statement on the Map of Tract No. 43736, recorded in Book 1076, Pages 38 to 41 inclusive of Maps, Official Records.

  6.
  Document entitled "Memorandum of Repurchase and Right of First Refusal" dated December 6, 2001, executed by the Newhall Land and Farming Company and Specialty Laboratories, Inc., recorded December 14, 2001 as Instrument No. 01-2394275, as subordinated by Subordination Agreement of even date herewith.

Exhibit B-3

BILL OF SALE AND ASSIGNMENT

        Reference is made to: (1) that certain Purchase Agreement between BNP Paribas Leasing Corporation ("Assignor") and Specialty Laboratories, Inc., dated as of March 26, 2002, (the "Purchase Agreement"), and (2) that certain Lease Agreement between Assignor, as landlord, and Specialty Laboratories, Inc., as tenant, dated as of March 26, 2002 (the "Lease"). (Capitalized terms used and not otherwise defined in this document are intended to have the meanings assigned to them in the Common Definitions and Provisions Agreement incorporated by reference into both the Purchase Agreement and Lease.)

        As contemplated by the Purchase Agreement, Assignor hereby sells, transfers and assigns unto [SPECIALTY LABORATORIES OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a                        ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

        (a)  the Lease;

        (b)  any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property; and

        (c)  all other property included within the definition of "Property" as set forth in the Purchase Agreement, including but not limited to any of the following transferred to Assignor by the tenant pursuant to Paragraph 6 of the Lease or otherwise acquired by Assignor, at the time of the execution and delivery of the Lease and Purchase Agreement or thereafter, by reason of Assignor's status as the owner of any interest in the Property: (1) any goods, equipment, furnishings, furniture, chattels and tangible personal property of whatever nature that are located on the Property and all renewals or replacements of or substitutions for any of the foregoing; (ii) the rights of Assignor, existing at the time of the execution of the Lease and Purchase Agreement or thereafter arising, under Permitted Encumbrances or Development Documents (both as defined in the Lease); and (iii) any general intangibles, other permits, licenses, franchises, certificates, and other rights and privileges related to the Property that Assignee would have acquired if Assignee had itself acquired a leasehold estate in the land included in the Property as the lessee under the Ground Lease.

Provided, however, excluded from this conveyance and reserved to Assignor are any rights or privileges of Assignor under the following ("Excluded Rights"): (1) the indemnities set forth in the Lease and the Ground Lease, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against environmental claims of third parties as provided in the Lease which may not presently be known, (2) provisions in the Lease that establish the right of Assignor to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (3) agreements between Assignor and "BNPPLC's Parent" or any "Participant," both as defined in the Lease, or any modification or extension thereof, (4) the right to retain Escrowed Proceeds, if any, that consist of condemnation or insurance proceeds resulting from a Pre-lease Force Majeure Event, (5) any right to receive future payments of any such condemnation or insurance proceeds, or (6) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement. To the extent that this conveyance does include any rights to receive future payments under the Lease or future condemnation or insurance proceeds, such rights ("Included Rights") shall be subordinate to Assignor's Excluded Rights, and Assignee hereby waives any rights to enforce Included Rights until such time as Assignor has received all payments to which it remains entitled by reason of Excluded Rights. If any amount shall be paid to Assignee on account of any Included Rights at any time before Assignor has received all payments to which it is entitled because of Excluded Rights, such amount shall be held in trust by Assignee for the benefit of Assignor, shall be segregated from the other funds of Assignee and shall forthwith be paid over to Assignor to be held by Assignor as collateral for, or then or at any time thereafter applied in whole or in part by Assignor against, the payments due to Assignor because of Excluded Rights, whether matured or unmatured, in such order as Assignor shall elect.

        Assignor does for itself and its successors covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through a Lien Removable by BNPPLC, but not otherwise.

        Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.

        IN WITNESS WHEREOF, this Bill of Sale and Assignment is executed by Assignor and Assignee as of the    day of            ,             .

BNP PARIBAS LEASING CORPORATION
By:

Name:

Title:

[SPECIALTY LABORATORIES OR APPLICABLE PURCHASER]
By:

Name:

Title:

STATE OF	)
	)	SS
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature

STATE OF	)
	)	SS
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

        Signature

Exhibit B-4

ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

        THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of                         ,            , by [Specialty Laboratories or the Applicable Purchaser, as the case may be], a                         ("Grantee").

        Contemporaneously with the execution of this Certificate, BNP Paribas Leasing Corporation, a Delaware corporation ("BNPPLC"), is executing and delivering to Grantee (1) an Assignment of Ground Lease and Improvements, and (2) a Bill of Sale and Assignment (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

        Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that BNPPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Grantee, by acceptance of the Conveyancing Documents, accepts the Subject Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNPPLC shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of BNPPLC. As used in the preceding sentence, "Established Misconduct" is intended to have, and be limited to, the meaning given to it in the Common Definitions and Provisions Agreement incorporated by reference into the Purchase Agreement between BNPPLC and Specialty Laboratories, Inc. dated as of March 26, 2002, pursuant to which Purchase Agreement BNPPLC is delivering the Conveyancing Documents.

        The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNPPLC is entitled to rely and is relying on this Certificate.

        IN WITNESS WHEREOF, this Certificate is executed by Grantee as of the    day of            ,            .

[SPECIALTY LABORATORIES OR APPLICABLE PURCHASER]
By:

Name:

Title:

Exhibit C

SECRETARY'S CERTIFICATE

        The undersigned, [Secretary or Assistant Secretary] of BNP Paribas Leasing Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

        1.    That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

        2.    That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[The following blanks must be completed with the names and signatures of the officers who will be signing the Assignment of Ground Lease and Improvements and other Sale Closing Documents on behalf of the Corporation.]

Name	Title	Signature

        3.    That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this    , day of                        ,        .

[signature and title]

CORPORATE RESOLUTIONS OF
BNP PARIBAS LEASING CORPORATION

        WHEREAS, pursuant to that certain Purchase Agreement (herein called the "Purchase Agreement") dated as of March 26, 2002, by and between BNP Paribas Leasing Corporation (the "Corporation") and [Specialty Laboratories or the Applicable Purchaser as the case may be] ("Purchaser"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Santa Clarita, California, more particularly described therein.

        NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

        RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

        RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds, assignments and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.

Exhibit D

FIRPTA STATEMENT

        Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

        To inform [Specialty Laboratories or the Applicable Purchaser] (the "Transferee") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Paribas Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the Seller:

        1.    The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

        2.    The United States employer identification number for the Seller is                        ;

        3.    The office address of the Seller is                                                                         .

[Note: BNPPLC MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNPPLC IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNPPLC MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:

        4.    The Seller is qualified to do business in California.

OR

        4.    The Seller is deemed to be exempt from the withholding requirement of California Revenue and Taxation Code Section 26131(e), as evidenced by the withholding certificate from the California Franchise Tax Board which is attached.]

        The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to any applicable state governmental authorities by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer.

        Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

        Dated:                        ,         .

By:
Name:
Title:

Exhibit E

GRANT OF REPURCHASE OPTION AND RESTRICTIVE COVENANTS AGREEMENT

        THIS GRANT OF REPURCHASE OPTION AND RESTRICTIVE COVENANTS AGREEMENT (this "Agreement") is made as of                         ,            , by Specialty Laboratories,  Inc., a California corporation ("Specialty Laboratories"), whose address is                         , and [THE APPLICABLE PURCHASER] (the "Applicable Purchaser"), whose address is                        , in favor of BNP PARIBAS LEASING CORPORATION, a Delaware corporation ("BNPPLC").

RECITALS

        BNPPLC and Specialty Laboratories entered into a Purchase Agreement dated as of March 26, 2002, (the "Purchase Agreement") concerning the leasehold estate under a ground lease covering the land described in Annex 1 attached hereto and made a part hereof and other property described therein. (Capitalized terms used and not otherwise defined in this document are intended to have the meanings assigned to them in the Common Definitions and Provisions Agreement incorporated by reference into the Purchase Agreement.)

        Pursuant to the Purchase Agreement, BNPPLC is, contemporaneously with the execution of this Agreement, executing and delivering to the Applicable Purchaser (1) an Assignment of Ground Lease and Improvements and (2) a Bill of Sale and Assignment (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

        As provided in the Purchase Agreement, BNPPLC is entitled to require this Agreement from Specialty Laboratories and the Applicable Purchaser to induce BNPPLC to execute the Conveyancing Documents and in consideration thereof.

COVENANTS AND GRANTS

        NOW, THEREFORE, the Applicable Purchaser does hereby grant to BNPPLC an option to repurchase the Subject Property (the "Repurchase Option") for a price and on the terms and conditions hereinafter set forth, and on the condition that Specialty Laboratories or the Applicable Purchaser shall breach either of the following covenants (a "Breach"), both of which covenants are made jointly and severally by Specialty Laboratories and the Applicable Purchaser as covenants intended to run with the land described in Annex 1 for the benefit of BNPPLC and its successors and assigns:

        1.    No Other Payments to Specialty Laboratories.    Except for the payments (if any) that BNPPLC must pay to Specialty Laboratories as provided in the Purchase Agreement, neither Specialty Laboratories nor any Affiliate of Specialty Laboratories will receive or accept any payment or other thing of value, directly or indirectly, from the Applicable Purchaser or any Affiliate of the Applicable Purchaser or any successor or assign of the Applicable Purchaser because of or in connection with the sale of the Subject Property from BNPPLC to the Applicable Purchaser pursuant to the Purchase Agreement.

        2.    10 Year Restriction Against Specialty Laboratories' Involvement With the Property.    Neither Specialty Laboratories nor any Affiliate of Specialty Laboratories shall acquire, occupy or use, directly or indirectly, the Subject Property for a period of ten years after the date hereof.

        To exercise the Repurchase Option, BNPPLC shall deliver notice thereof to Specialty Laboratories and the Applicable Purchaser at the addresses indicated above no later than the earlier of (1) one year after BNPPLC is itself notified of a Breach, or (2) the tenth anniversary of the date of this Agreement. Within thirty days after receipt of any such notice, Specialty Laboratories and the Applicable Purchaser must deliver to BNPPLC an assignment of ground lease and bill of sale that is sufficient to reconvey the Subject Property back to BNPPLC, with warranties of title by Specialty Laboratories and the Applicable Purchaser against any and all claims other than the Permitted Encumbrances. Further, if the Ground Lease is no longer then in effect, Specialty Laboratories must reinstate the Ground Lease in favor of BNPPLC. (But in no event will BNPPLC be responsible for any breach of, or required to cure any default by the lessee under, the Ground Lease that first occurred after the date hereof and prior to any such conveyance back to BNPPLC.) Contemporaneously with the reconveyance back to BNPPLC, Specialty Laboratories and the Applicable Purchaser shall cause possession of the Subject Property to be delivered to BNPPLC, with the Subject Property in good condition and in compliance with Applicable Laws, unoccupied and free from any encumbrances other than Permitted Encumbrances.

        The price required for the Subject Property if BNPPLC exercises the Repurchase Option shall be the lesser of (1) the net cash sales proceeds remaining after the payment of all sales costs that BNPPLC is receiving and entitled to retain under the Purchase Agreement because of its sale of the Subject Property to the Applicable Purchaser, or (2) the then fair market value of the Subject Property, as determined in accordance with the appraisal procedures set forth in Annex 2 attached hereto. If for any reason the price has not been determined as of the date upon which a reconveyance to BNPPLC is required by this Agreement, such date will be deferred until the price is determined.

        Any reconveyance of the Subject Property back to BNPPLC pursuant to this Agreement shall cut off and terminate any interest in the Subject Property claimed by, through or under the Applicable Purchaser (such as, but not limited to, any judgment liens established against the Subject Property because of a judgment rendered against the Applicable Purchaser and any leasehold or other interests conveyed by the Applicable Purchaser in the ordinary course of its business). Anyone accepting or taking any interest in the Property through or under the Applicable Purchaser after the date of this Agreement shall acquire such interest subject to the Repurchase Option. Further, BNPPLC shall be entitled to make any payment of the purchase price required by this Agreement for the purchase of the Subject Property directly to the Applicable Purchaser notwithstanding any prior conveyance or assignment by the Applicable Purchaser, voluntary or otherwise, of any right or interest in the Subject Property, and BNPPLC shall not be responsible for the proper distribution or application of any such payments by the Applicable Purchaser; and any such payment to the Applicable Purchaser shall discharge the obligation of BNPPLC to cause such payment to all Persons claiming an interest in such payment.

        Notwithstanding any exercise by BNPPLC of the Repurchase Option, BNPPLC's obligation to close the repurchase of the Subject Property shall be subject to the following terms and conditions, all of which are for the benefit of BNPPLC: (1) BNPPLC shall have been furnished with evidence satisfactory to BNPPLC that title will be conveyed to it as required by the preceding subparagraph; (2) nothing shall have occurred or been discovered after BNPPLC exercised the Repurchase Option that could significantly and adversely affect title to the Subject Property or BNPPLC's use thereof, (3) all of the representations of Specialty Laboratories in the Ground Lease shall continue to be true as if made effective on the date of the closing and, with respect to any such representations which may be limited to the knowledge of Specialty Laboratories or any of Specialty Laboratories' representatives, would continue to be true on the date of the closing if all relevant facts and circumstances were known to Specialty Laboratories and such representatives, (4) BNPPLC shall find the price for the Subject Property to be acceptable after it is determined as provided in this Agreement, (5) BNPPLC shall have been tendered the deed and other documents which are described in this Agreement as documents to be delivered to BNPPLC at the closing of BNPPLC's repurchase; and (6) Specialty Laboratories and the Applicable Purchaser shall have complied with the all the terms and condition of this Agreement.

        BNPPLC may deduct from the purchase price required of it by this Agreement the full amount of any transfer taxes required because of the reconveyance of the Subject Property back to BNPPLC. Further, BNPPLC will be entitled to deduct any withholding tax from the price required by this Agreement if BNPPLC is not excused from such withholding because of the delivery to it of an appropriate certificate of nonforeign status as needed to comply with the provisions of the U.S. Foreign Investors Real Property Tax Act (FIRPTA) or any comparable federal, state or local law in effect at the time.

        At the closing or any repurchase of the Subject Property by BNPPLC hereunder, Specialty Laboratories and the Applicable Purchaser will pay for and deliver to BNPPLC an owner's title insurance policy in the full amount of the purchase price payable by BNPPLC, issued by a title insurance company designated by BNPPLC (or written confirmation from the title company that it is then prepared to issue such a policy), and subject only to standard printed exceptions which the title insurance company refuses to delete or modify in a manner acceptable to BNPPLC and to Permitted Encumbrances.

        To secure the obligations of the Applicable Purchaser to reconvey the Subject Property if BNPPLC exercises the Repurchase Option and to pay any damages to BNPPLC caused by a breach of Specialty Laboratories' or the Applicable Purchaser's obligations hereunder, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against Specialty Laboratories or the Applicable Purchaser, as debtor, the Applicable Purchaser does hereby grant to BNPPLC (and BNPPLC does hereby reserve from the conveyances provided in the Conveyancing Documents) a lien and security interest against all rights, title and interests conveyed by BNPPLC under the Conveyancing Documents.

        The terms, provisions, covenants and conditions hereof shall be binding upon Specialty Laboratories and the Applicable Purchaser and their respective successors and assigns with respect to the Subject Property and shall inure to the benefit of BNPPLC and all transferees, mortgagees, successors and assignees of BNPPLC with respect to the Subject Property. It is understood that BNPPLC may transfer the Repurchase Option and other rights and interests granted to it or reserved by it herein, in whole or in part, by any instrument recorded in the real property records of the county in which the Subject Property is located.

        IN WITNESS WHEREOF, the undersigned parties have executed this instrument as of                        ,             .

Specialty Laboratories:
Specialty Laboratories, Inc., a California corporation
By:
Its:
APPLICABLE PURCHASER:
[the Applicable Purchaser], a
By:
Its:

STATE OF	)
)
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

Notary Public, State of
(printed name)

My commission expires:

STATE OF	)
)
COUNTY OF	)

        On                        before me,            , personally appeared            and            , personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

Notary Public, State of
(printed name)

My commission expires:

Annex 1

LEGAL DESCRIPTION

        [DRAFTING NOTE: TO THE EXTENT THAT THE "LAND" COVERED BY THE GROUND LEASE CHANGES FROM TIME TO TIME BECAUSE OF ADJUSTMENTS FOR WHICH SPECIALTY LABORATORIES REQUESTS BNPPLC'S CONSENT OR APPROVAL, SO TOO WILL THE DESCRIPTION OF THE LAND BELOW CHANGE. ANY SUCH CHANGES WILL BE INCORPORATED INTO THE DESCRIPTION BELOW AND THIS "DRAFTING NOTE" WILL BE DELETED BEFORE THE DOCUMENT TO WHICH THIS DESCRIPTION IS ATTACHED IS ACTUALLY EXECUTED AND DELIVERED.]

Annex 2

APPRAISAL PROCEDURES

        If the Applicable Purchaser and BNPPLC do not otherwise agree upon the amount of the fair market value of the Subject Property as required to establish the price to be paid by BNPPLC for the Subject Property following BNPPLC's exercise of the Repurchase Option, the fair market value shall be determined in accordance with the following procedure:

        1.    The Applicable Purchaser and BNPPLC shall each appoint a real estate appraiser who is familiar with properties in the vicinity of the Subject Property and who has not previously acted for either party. Each party will make the appointment no later than ten days after receipt of notice from the other party that the appraisal process described in this Annex has been invoked. The agreement of the two appraisers as to the Option Price will be binding upon the Applicable Purchaser and BNPPLC. If the two appraisers cannot agree upon fair market value within ten days following their appointment, they shall within another ten days agree upon a third real estate appraiser. Immediately thereafter, each of the first two appraisers will submit his best estimate of the fair market value of the Subject Property (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of fair market value chosen by the third appraiser as the closest to the actual fair market value will be binding upon the Applicable Purchaser and BNPPLC. Notification in writing of fair market value shall be made to the Applicable Purchaser and BNPPLC within fifteen days following the selection of the third appraiser.

        2.    If appraisers must be selected under the procedure set out above and either BNPPLC or the Applicable Purchaser fails to appoint an appraiser or fails to notify the other party of such appointment within fifteen days after receipt of notice that the prescribed time for appointing the appraisers has passed, then the other party's appraiser will determine fair market value. All appraisers selected for the appraisal process set out in this Annex will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least 5 years experience in appraising properties comparable to the Subject Property.

        3.    If a third appraiser must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties to this Agreement, and the first two appraisers will be so advised. Although the first two appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either the Applicable Purchaser and BNPPLC may require the first two appraisers to immediately submit its top choice for the third appraiser to JAMS/ENDISPUTE in Los Angeles, California, who will have complete discretion to select the most objective and competent third appraiser from between the choices of each of the first two appraisers, and will do so within ten Business Days after such choices are submitted for decision.

        4.    Either the Applicable Purchaser or BNPPLC may notify the appraiser selected by the other party to demand the submission of an estimate of Option Price or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's appraiser fails to comply with the demand within fifteen days after receipt of such notice, then fair market value or choice of the third appraiser, as the case may be, selected by the other appraiser (i.e., the notifying party's appraiser) will be binding upon the Applicable Purchaser and BNPPLC.

        5.    The Applicable Purchaser bear the expenses of all appraisers involved in the determination of fair market value as provided in this Annex.

Exhibit F

Notice of Election to Terminate the Supplemental Payment Obligation
and Irrevocable Release and Waiver of the Right to Purchase

        [Date]

BNP Paribas Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Purchase Agreement dated as of March 26, 2002 (the "Purchase Agreement"), between Specialty Laboratories, Inc. ("Specialty Laboratories") and BNP Paribas Leasing Corporation ("BNPPLC")

        Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Purchase Agreement referenced above. This letter shall constitute a notice, given before the Completion Date pursuant to subparagraph 5.(B) of the Purchase Agreement. As provided in that subparagraph, Specialty Laboratories irrevocably elects to terminate the Supplemental Payment Obligation effective immediately, subject only to the conditions described below. In addition, Specialty Laboratories irrevocably waives and releases its rights to purchase or cause an Affiliate of Specialty Laboratories to purchase the Property granted to it by the Purchase Agreement. Because of (but without limiting) such waiver and release, the Purchase Option is terminated and are all rights of Specialty Laboratories under subparagraph 2.(A) of the Purchase Agreement.

        Specialty Laboratories acknowledges that even if no prior 97-10/Event has occurred, the delivery of this notice is in and of itself a 97-10/Event under and as defined in the Construction Management Agreement. Therefore, after receipt of this notice BNPPLC will have the rights to demand and receive 97-10/Prepayments on and subject to the terms and conditions of Paragraph 9 of the Construction Management Agreement.

        Specialty Laboratories also acknowledges that its right to terminate the Supplemental Payment Obligation is subject to the condition precedent that (x) Specialty Laboratories shall have given Notice of Specialty Laboratories' Intent to Terminate as provided in the Construction Management Agreement, (y) BNPPLC shall have given any FOCB Notice as provided in the Construction Management Agreement, or (z) BNPPLC shall have given notice of its election to accelerate the Designated Sale Date as provided in clause (3) of the definition Designated Sale Date in the Common Definitions and Provisions Agreement. Accordingly, if none of the notices described in the preceding sentence have been given, the Supplemental Payment Obligation shall not terminate by reason of this notice.

        Finally, Specialty Laboratories acknowledges that because the delivery of this notice constitutes a 97-10/Event, BNPPLC will have the right at any time for any reason or no reason to terminate the Lease by notice to Specialty Laboratories.

Specialty Laboratories, Inc.
By:
Name:
Title:

[cc all Participants]

QuickLinks

TABLE OF CONTENTS
Exhibits and Schedules
PURCHASE AGREEMENT
RECITALS
AGREEMENTS
Exhibit A LEGAL DESCRIPTION
Exhibit B Requirements Re: Form of Assignment or Termination of Ground Lease
Exhibit B-1 Form of Assignment of Ground Lease and Improvements
AGREEMENT
Annex A LEGAL DESCRIPTION
Annex B Permitted Encumbrances
Exhibit B-2 Form of Assignment of Ground Lease and Improvements
ASSIGNMENT OF GROUND LEASE AND IMPROVEMENTS (Covering Improvements and Leasehold Estate in Land)
Annex A LEGAL DESCRIPTION
Annex B Permitted Encumbrances
Exhibit B-3 BILL OF SALE AND ASSIGNMENT
Exhibit B-4 ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
Exhibit C SECRETARY'S CERTIFICATE
CORPORATE RESOLUTIONS OF BNP PARIBAS LEASING CORPORATION
Exhibit D FIRPTA STATEMENT
Exhibit E GRANT OF REPURCHASE OPTION AND RESTRICTIVE COVENANTS AGREEMENT
RECITALS
COVENANTS AND GRANTS
Annex 1 LEGAL DESCRIPTION
Annex 2 APPRAISAL PROCEDURES
Exhibit F Notice of Election to Terminate the Supplemental Payment Obligation and Irrevocable Release and Waiver of the Right to Purchase